KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


 TEL (212) 715-9100                                           47, Avenue Hoche
 FAX (212) 715-8000                                              75008 Paris
                                                                    France


                                          August 29, 2001


Industry Leaders Fund
104 Summit Avenue, Box 80
Summit, New Jersey  07902-0080

      Re:   The Industry Leaders Fund (the "Trust"),
            Registration No. 811-08989;
            File No.: 333-62893;
            Post-Effective Amendment No. 4/Amendment No. 6
            to Registration Statement on Form N-1A
            ------------------------------------------------

Ladies and Gentlemen:

            We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 6/Amendment No. 4 to the Trust's Registration Statement on Form N-1A.

                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP